UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

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Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (IRS Employer Identification No.)

641 Lynnhaven Parkway Virginia Beach, Virginia (Address of principal executive offices)	23452 (Zip Code)

Registrant’s telephone number, including area code:  (757) 217-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2015, Hampton Roads Bankshares, Inc. (the “Company”) amended the employment agreement, dated August 19, 2014, between the Company and Thomas B. Dix III (the “Employment Agreement”). The amendment to the Employment Agreement (the “Amendment”) extends the term of the Employment Agreement for a new two-year term beginning September 23, 2015.  On the second anniversary and each anniversary thereafter, the term will be extended for an additional year, unless the Company gives 90 days prior notice to the contrary.

The foregoing summary description of certain terms of the Employment Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement and the Amendment, copies of which are attached as Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 22, 2014, and as Exhibit 10.1 to this report, respectively, and which are incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of Thomas B. Dix, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: September 29, 2015	By:	/s/ Paul A. Driscoll
Paul A. Driscoll
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of Thomas B. Dix, III